Exhibit 4.1

NAVTEQ CORPORATION

SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT

THIS SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is executed as of July 8, 2005, by and between the undersigned (the “Subscriber”) and NAVTEQ Corporation, a Delaware corporation (the “Company”), in connection with the Subscriber’s subscription for shares of the common stock, par value US$0.001 per share (the “Shares”), of the Company.  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Stock Purchase Agreement (as defined below).

WHEREAS, the Company has agreed to issue to the shareholders of Picture Map International Co., Ltd. (“PMI”) certain Shares in connection with the purchase by NAVTEQ B.V. (“NTBV”) of all of the issued and outstanding shares of PMI from the Subscriber and other subscribers pursuant to the Stock Purchase Agreement dated July 8, 2005, by and among the Company, NTBV, PMI and all the shareholders of PMI (the “Stock Purchase Agreement”); and

WHEREAS, this Agreement is being delivered, and any Shares offered, sold and issued pursuant to this Agreement and the Stock Purchase Agreement are being offered, sold and issued in reliance upon an exemption from registration afforded by Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Company and the Subscriber desire to provide for compliance with the Securities Act and for the registration of the re-sale by the Subscriber of the Shares upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and the Stock Purchase Agreement, the parties hereto agree as follows:

1.             Agreement to Subscribe; Subscription Price.

(a)           Number of Shares; Subscription Price.  Subscriber hereby agrees to purchase from the Company the number of Shares indicated on the signature page hereto (the “Subscriber Shares”) at a per share price equal to $36.60 (the average closing price of the Company’s common stock as quoted on the New York Stock Exchange for the twenty (20) trading days immediately prior to the Closing Date) for the aggregate purchase price (the “Purchase Price”) indicated on the signature page hereto.  The actual number of Subscriber Shares to be issued will be calculated and delivered to Subscriber pursuant to the terms of the Stock Purchase Agreement, including, without limitation, Sections 2.2, 4.1, 4.2 and 6.1 thereof.

(b)           Payment; Delivery of Subscriber Shares to Subscriber; Delivery of Purchase Price to Company.  On the Closing Date, the Closing Payment, among other consideration, shall be delivered by NTBV to the Payment Agent (pursuant to the Payment Agency Agreement), who shall accept payment of the Closing Payment and other consideration on behalf of the Subscriber in connection with the Stock Purchase Agreement and the Payment

Agency Agreement.  The Payment Agent shall cause (i) fifteen percent (15%) of the Purchase Price to be remitted to the Company directly and (ii) fifty-five percent (55%) of the Purchase Price to be remitted to the Company through Korea Investment Securities Co., Ltd., in both cases in immediately available funds by wire transfer, and the Company shall issue, allot and deliver the physical stock certificates representing the applicable Subscriber Shares to each respective Seller in such Seller’s name at the address specified on Exhibit 1(b) hereto; provided, however, the physical stock certificates representing the Subscriber Shares of Yong Won Lee to satisfy the Escrow Amount shall be delivered and deposited with the Escrow Agent to be held in escrow pursuant to Section 6.1 of the Stock Purchase Agreement and the Escrow Agreement.

(c)           Conditions to Obligations of Company.  The Company’s obligation to sell and issue the Subscriber Shares is conditioned upon the following:

(i)            The receipt and acceptance by the Company of this Agreement, executed by Subscriber or his, her or its authorized officers or other authorized signatories and the receipt and acceptance by the Company of properly executed Subscription and Registration Rights Agreements from all other Sellers;

(ii)           The continuing effect of all representations and warranties of the Subscriber made in this Agreement and compliance by the Subscriber with all covenants and agreements of Subscriber through the Closing Date;

(iii)          The receipt by NTBV and the Company of the Stock Purchase Agreement, executed by Subscriber or his, her or its authorized officers or other authorized signatories and the receipt by NTBV and the Company of the Stock Purchase Agreement properly executed by all other Sellers; and

(iv)          The Closing of the stock purchase pursuant to the Stock Purchase Agreement.

(d)           Conditions to Obligations of Subscriber. Subscriber’s obligation to purchase the Subscriber Shares from the Company is conditioned upon the following:

(i)            The acceptance of this Agreement by the Company, as evidenced by the countersignature on this Agreement by authorized officers of Company; and

(ii)           The Closing of the stock purchase pursuant to the Stock Purchase Agreement and the receipt of the Closing Payment by the Payment Agent.

2.             Subscriber Representations, Warranties and Covenants; Access to Information.  Subscriber represents and warrants to and covenants and agrees with NTBV and the Company:

(a)           Offshore Transaction; Restrictions on Transfer; Subscription Irrevocable.

(i)            Subscriber understands and acknowledges that the Subscriber Shares have not been registered under the Securities Act or any other applicable securities law, are being offered in transactions not requiring registration under the Securities Act or any other securities laws, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law or pursuant to an exemption therefrom or in a transaction not subject thereto, and, in each case in compliance with the conditions for transfer set forth in Section 6 below.

(ii)           Subscriber is not an “affiliate” (as defined in Rule 144 under the Securities Act) of NTBV or the Company or acting on behalf of NTBV or the Company and, at the time the commitment to purchase the Subscriber Shares was originated, was outside the United States and was not a U.S. person (and was not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S under the Securities Act.  No offer to purchase the Subscriber Shares was made by Subscriber in the United States.

(iii)          Subscriber is purchasing the Subscriber Shares for his, her or its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell Subscriber Shares pursuant to Rule 144, Regulation S or any other exemption from registration available under the Securities Act.  Subscriber agrees on his, her or its own behalf and on behalf of any investor account for which it is purchasing the Subscriber Shares, and each subsequent permitted transferee of the Subscriber Shares by its acceptance thereof will be deemed to have agreed, that all subsequent offers and sales of Subscriber Shares prior to the date which is two years after the original issue date of the Subscriber Shares shall be made only (1) to the Company or a subsidiary thereof, (2) pursuant to a registration statement which has been declared effective under the Securities Act, (3) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act and in compliance with Rules 904 and 905 thereunder, or (4) pursuant to any other available exemption from the registration requirements of the Securities Act.  In addition, Subscriber agrees on his, her or its behalf and on behalf of any investor account for which it is purchasing the Subscriber Shares, and each subsequent permitted transferee of the Subscriber Shares, by its acceptance thereof, will be deemed to have agreed, that any hedging transaction involving the Subscriber Shares will be conducted only in compliance with the requirements of the Securities Act.  Subscriber acknowledges, and each subsequent permitted transferee will be deemed to have acknowledged, (i) that the Company and its transfer agent reserve the right, prior to any offer, sale or other transfer of the Subscriber Shares, to require delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the transfer agent, (ii) that each certificate evidencing Subscriber Shares will contain a legend substantially as set forth in Section 6 of this Agreement, and (7) that the foregoing restrictions apply to holders of beneficial interests in the Subscriber Shares, as well as to record holders of the Subscriber Shares.

(iv)          This subscription may be rejected in whole only by NTBV and the Company in their discretion, at any time prior to the Closing Date relating to such Subscriber’s subscription, notwithstanding prior receipt by the Subscriber of notice of acceptance of Subscriber’s subscription.

(v)           This subscription is and shall be irrevocable, except that the Subscriber shall have no obligations hereunder in the event that (1) this subscription is rejected for any reason or (2) the conditions set forth in Section 1(d) shall not have been satisfied by July 22, 2005.

(vi)          At Closing, no subscription, resale or other transfer of the Subscriber Shares has been arranged, or will have been arranged to return the Subscriber Shares to the U.S. securities markets or to a U.S. citizen or resident.

(vii)         Subscriber acknowledges and agrees that Company and its transfer agent will not be required to accept for registration of transfer any Subscriber Shares by Subscriber, except upon presentation of evidence satisfactory to Company and the transfer agent of compliance with the restrictions set forth in this Agreement and the Stock Purchase Agreement.

(viii)        Subscriber acknowledges that NTBV, the Company, the Company’s transfer agent and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations or agreements deemed to have been made by its purchase of the Subscriber Shares are no longer accurate, it shall promptly notify NTBV and the Company.  If Subscriber is acquiring the Subscriber Shares as a fiduciary or agent for one or more investor accounts, Subscriber represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each account; and that each such investor account is eligible to purchase the Subscriber Shares, as applicable.

(ix)           Subscriber agrees that he, she or it will give to each person to whom he, she or it transfers the Subscriber Shares notice of any restrictions on transfer of such security.

(b)           No Government Recommendation or Approval.  Subscriber understands that no United States or foreign federal or state agency has passed on or made any recommendation or endorsement of the Subscriber Shares.

(c)           SEC Filings; Additional Information.  Subscriber acknowledges that he, she or it has received copies of the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission, the Company’s 2004 Annual Report of Stockholders, the Company’s Proxy Statement for its 2005 Annual Meeting of Stockholders, all Quarterly Reports on Form 10-Q filed subsequent to the Form 10-K and all Current Reports on Form 8-K filed subsequent to the latest Form 10-Q, if any (collectively the “SEC Filings”), and has carefully reviewed such SEC Filings.  The Company has made available to Subscriber all documents and information that Subscriber has requested relating to an investment in the Company.

(d)           Compliance with Laws.  Subscriber has satisfied himself, herself or itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Subscriber Shares or any use of this Agreement, including (i) the legal requirements within his, her or its jurisdiction for the purchase of the Subscriber Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Subscriber Shares.  Subscriber’s subscription and payment for, and its continued ownership of the Subscriber Shares, will not violate any applicable securities or other laws of its jurisdiction.

(e)           Subscriber’s Investigation.  Subscriber and his, her or its representatives have been solely responsible for Subscriber’s own due diligence investigation of the Company and its management and business, for his, her or its own analysis of the merits and risks of this investment, and for his, her or its own analysis of the fairness and desirability of the terms of the investment.  Subscriber has not relied on any representations or other information (whether oral or written) from NTBV or the Company or any of its or their agents other than as specifically set forth in the SEC Filings, and no oral or written representations have been made or oral or written information furnished to the undersigned or his, her or its advisors in connection with this Agreement which were in any way inconsistent with the SEC Filings.  In taking any action or performing any role relative to the arranging of the proposed investment, Subscriber has acted solely in his, her or its own interest, and neither Subscriber nor any of his, her or its representatives has acted as an agent of NTBV or the Company.  Subscriber has carefully considered and has, to the extent Subscriber believes such discussion necessary, discussed with his, her or its professional legal, tax and financial advisers the suitability of an investment in the Company for the Subscriber’s particular tax and financial situation and has determined that the Subscriber Shares are a suitable investment for Subscriber.  Subscriber recognizes that an investment in the Company involves certain risks, and Subscriber has taken full cognizance of and understands all of the risk factors relating to the Company and the Subscriber Shares, including, without limitation, those discussed under “Risk Factors” in the SEC Filings.

(f)            No Consents or Approvals.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Subscriber is required in connection with the valid execution, delivery and performance of this Agreement.

(g)           Valid Execution of Agreement.  This Agreement has been duly authorized, validly executed and delivered by or on behalf of Subscriber, is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

3.             Company Representations and Warranties. The Company represents and warrants to Subscriber as follows;

(a)           Reporting Company Status.  The Company is a “Reporting Issuer” as defined by Rule 902 of Regulation S.  The Company is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company has registered its class of common stock pursuant to Section 12 of the Exchange Act.

(b)           Offshore Transaction; No Directed Selling Efforts.  The Company has not offered the securities that are the subject of this Regulation S transaction to any person in the United States, any identifiable groups of U.S. citizens abroad or to any “U.S. Person” as that term is defined in Regulation S.  In regard to this Regulation S transaction, the Company has not conducted any “directed selling efforts” as that term is defined in Rule 902 of Regulation S nor has the Company conducted any general solicitation relating to the offer and sale of the securities that are the subject of this Regulation S transaction to persons resident within the United States or elsewhere.

(c)           Valid Authorization and Issuance.  The Subscriber Shares when issued and delivered hereunder and the Stock Purchase Agreement will be duly and validly authorized and issued, fully paid and non-assessable.

(d)           Valid Execution.  This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

(e)           No Registration Rights.  The Company does not have any stockholders as of the date hereof that have any rights with respect to Registration, as that term is defined in Section 4(a)(ii) of this Agreement, of the NVT Stock.

4.             Registration Rights.

(a)           Definitions.  For purposes of this Section 4, the following defined terms shall have the following meanings:

(i)            “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor United States Federal statute, and the rules and regulations of the SEC promulgated under the Exchange Act, as they each may, from time to time, be in effect.

(ii)           “Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, the filing of such registration statement with the SEC, and the declaration or ordering of the effectiveness of such registration statement by the SEC.

(iii)          “Registrable Shares” means the shares of NVT Stock issued to Subscribers pursuant to the terms of this Agreement and the Stock Purchase Agreement and any other shares of the Company’s common stock or other securities issued in respect of such NVT Stock (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that any shares of NVT Stock described herein that have been resold to the public shall cease to be Registrable Shares.

(iv)          “Registration Expenses” means all expenses incident to performance of this Section 4 by the Company including, without limitation, all registration and filing fees, all listing fees, all fees and expenses of complying with securities or “blue sky” laws, all printing and automated document preparation expenses, all message and delivery expenses, the fees and disbursements of counsel for the Company and of its individual public accountants, including the expenses of any special audits required by or incident to such performance and compliance.

(v)           “Registration Statement” means the registration statement filed by the Company with the SEC pursuant to this Section 4.

(vi)          “Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor United States Federal statute, and the rules and regulations of the SEC promulgated under the Securities Act, as they each may, from time to time, be in effect.

(vii)         “SEC” means the United States Securities and Exchange Commission.

(viii)        “Selling Stockholders” means the Subscribers under this Agreement or any other person owning or having the right to acquire Registrable Shares pursuant to this Section 4.

(b)           Required Registration of Shares.  The Company, for the benefit of the Subscriber and all other Subscribers who receive Registrable Shares pursuant to this Agreement and the Stock Purchase Agreement, will:

(i)            Prepare and use commercially reasonable efforts to file a Registration Statement with the SEC under the Securities Act on such form as the Company believes is necessary or appropriate to register the Shares for resale by the Subscribers under the Securities Act.  The Registration Statement will be filed with the SEC as soon as commercially practicable after August 6, 2005 (subject to the provisions of Section 4(c)).  The Company will use commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC within three (3) months of the initial filing date of the Registration Statement (subject to the provisions of Section 4(c) and Section 5).

(ii)           Prepare and file with the SEC such amendments and supplements to such Registration Statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such Registration Statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares included in such Registration Statement, in accordance with the intended methods of disposition thereof, until the earlier of (a) such time as all of the Registrable Shares included in such Registration Statement have been disposed of in accordance with the intended methods of disposition by the holder or holders thereof as set forth in such Registration Statement or (b) 180 days (or, if the filing was on a Form S-3 registration statement, 365 days) after such Registration Statement becomes effective; provided, that, in the event of the holder of Registrable Shares is required to discontinue such holder’s disposition of Registrable Shares pursuant to Section 4(b)(vi) hereof, such 180-day (or 365-day, if applicable) period shall be extended for such additional period as is equal to the period during which such holders were required to discontinue such disposition.

(iii)          Promptly notify each Selling Stockholder and the underwriter(s), if any:

(A)          when such Registration Statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective;
(B)           when any written request by the SEC for amendments or supplements to such Registration Statement or prospectus is received by the Company;

(C)           when any notification from the SEC regarding the SEC’s initiation of any proceeding with respect to, or of the issuance by the SEC of, any stop order suspending the effectiveness of such Registration Statement is received by the Company; and
(D)          when any notification with respect to the suspension of the qualification of the Registrable Shares for sale under the applicable securities or “blue sky” laws of any jurisdiction is received by the Company.

(iv)          Furnish to each Selling Stockholder included in such Registration Statement such number of conformed copies of such Registration Statement and of each amendment and supplement thereto, and such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any such other documents as the Selling Stockholders may reasonably request to facilitate the disposition of its Registrable Shares.

(v)           Notify each Selling Stockholder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such Selling Stockholder promptly prepare and furnish to such Selling Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such Registrable Shares, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi)          Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(b)(v), each Selling Stockholder will forthwith discontinue such Selling Stockholder’s disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until such Selling Stockholder receives the copies of the supplemented or amended prospectus contemplated by Section 4(b)(v) and, if so directed by the Company, shall deliver to the Company all copies, other than permanent file copies, then in such Selling Stockholder’s possession of the prospectus relating to such Registrable Securities.

(c)           Limitations on Obligation to Register. The Company shall not be obligated to take any action to effect any such Registration on behalf of the Selling Stockholders pursuant to Section 4(b) if the Company shall furnish to the Selling Stockholders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its stockholders for a Registration Statement to be filed or to become effective pursuant to Section 4(b) in the near future, in which case the Company’s obligation to use its commercially reasonable efforts pursuant to Section 4(b) shall be deferred for a period not to exceed 120 days from the date of such Registration Statement was to be filed or become effective.

(d)           Underwriting.  In the event that a Registration pursuant to this Section 4 is for a registered public offering involving a firm commitment underwriting by an investment bank, the right of any Subscriber to participate as a Selling Stockholder in the Registration pursuant to this Section 4 shall be conditioned upon such Subscriber’s participation in the underwriting arrangements as required by this Section 4(d), and the inclusion of such Subscriber Shares in the underwriting shall be limited as provided herein.  The Company and each Subscriber shall enter into an underwriting agreement in customary form with such managing underwriter(s) selected for such underwriting jointly by the Company and the Subscribers.  Notwithstanding any other provision of this Section 4, if the managing underwriter(s) advise(s) the Company and the Selling Stockholders that marketing factors require a limitation of the number of shares to be underwritten, then the number of Shares that may be included in the Registration and underwriting shall be allocated among all Selling Stockholders in proportion, as nearly as practicable, to the respective amounts of securities held by such Selling Stockholders at the time of filing the registration statement.  No Registrable Shares excluded from the underwriting by reason of the underwriters’ marketing limitation shall be included in such Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Selling Stockholder to the nearest 100 shares.  If any Selling Stockholder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company and the managing underwriter.  The Registrable Shares so withdrawn shall be withdrawn from registration, and such Registrable Shares shall not be transferred in a public distribution prior to 180 days after the effective date of such Registration, or such other shorter period of time as the underwriters may require. The Company shall remain obligated pursuant to this Section 4 to register for resale any Shares not included in a Registration Statement filed pursuant to this Section 4.

(e)           Information by Selling Stockholder.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4 that each Subscriber who wishes to participate as a Selling Stockholder furnish to the Company such information regarding himself, herself or itself, the Registrable Shares and the intended method of disposition of such securities as shall be required, in the opinion of the Company based on advice of its counsel, to effect the Registration of such Registrable Shares; provided, however, that as far in advance as practical before filing a Registration Statement or any amendment thereto, the Company will furnish counsel for the Selling Stockholder with copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and any such holder shall have the opportunity to object to any information pertaining solely to such Selling Stockholder that is contained therein and the Company will make the corrections as reasonably requested by such Selling Stockholder with respect to such information prior to filing such Registration Statement or amendment.

(f)            Registration Expenses.  All Registration Expenses incurred by the Company in complying with its obligation to Register pursuant to this Section 4 shall by borne by the Company.  All underwriting discounts and selling commissions, if any, all expenses of counsel and other advisors to the Selling Stockholders, and all stock transfer taxes applicable to the Shares shall not be deemed to be Registration Expenses and shall be paid by the Selling Stockholders.

(g)           Indemnification With Respect to Registration.

(i)            In the event of any Registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, and any other Selling Stockholder or any such Selling Stockholder’s partners, directors or officers and each person, if any, who controls such Selling Stockholder within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities, joint or several (collectively, the “Losses”), to which the Company, such directors and officers, underwriter, other Selling Stockholder or controlling person may become subject under the Securities Act, Exchange Act, state securities or “blue sky” laws or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were Registered under the Securities Act, any prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and each such Selling Stockholder will reimburse the Company for any legal or any other expenses reasonably incurred by the Company in connection with investigating or defending any such Loss if the statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of such Selling Stockholder, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of such Selling Stockholders hereunder shall be limited to an amount equal to the net proceeds received by each Selling Stockholder of Registrable Shares sold as contemplated herein.

(ii)           The Company will, to the full extent permitted by law, indemnify and hold harmless each Selling Stockholder or any such Selling Stockholder’s partners, directors or officers and each person, if any, who controls such Selling Stockholder within the meaning of the Securities Act and the Exchange Act, against any and all Losses to which such Selling Stockholder or controlling person may become subject under the Securities Act, Exchange Act, state securities or “blue sky” laws or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were Registered under the Securities Act, any prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each Selling Stockholder and each such Selling Stockholder’s partners, directors or officers and each controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or action or proceeding in respect thereof); provided, however, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with written information furnished by such Selling Stockholder specifically for use in the preparation of the Registration Statement or (B) such Selling Stockholder’s failure to send or give a copy of the final prospectus to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus.

(iii)          To the extent the any party is entitled to indemnification pursuant to this Section 4(g) (the “Indemnified Party”), it shall give notice to the indemnifying party (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations pursuant to this Agreement, except to the extent that the Indemnifying Party’s ability to defend against such claim or litigation is impaired as a result of such failure to give notice.  The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding.  No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(iv)          In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 4(g) is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Selling Stockholder agree that it would not be just and equitable if contribution pursuant to this Section 4(g) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party or parties pursuant to this Section 4(g)(iv), notify such party or parties from whom such contribution may be sought, but the omission so to notify such party or parties from contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise pursuant to this Section 4(g)(iv).  No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

5.             Market Standoff Agreement

The Subscriber hereby agrees, and any subsequent permitted transferee of the Subscriber Shares must agree in writing prior to any sale or other transfer of the Subscriber Shares by the Subscriber, that, so long as such Subscriber holds at least 5% of the Company’s outstanding voting equity securities, during the period of one hundred eighty (180) days following the effective date of a Registration Statement of the Company filed under the Securities Act or other applicable law or regulation in connection with an underwritten offering of securities by the Company, Subscriber or such subsequent permitted transferee of the Subscriber Shares shall not, to the extent requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to donees or partners who agree to be similarly bound) any Subscriber Shares; provided, however, that all other persons with registration rights (whether or not pursuant to this Agreement) and all of the executive officers and directors who own NVT Stock must also agree to not less onerous restrictions.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Subscriber Shares until the end of such period and include an appropriate legend on certificates representing the Subscriber Shares.

6.             Certificates; Legends; Transfer Procedures

(a)           Certificates; Legends.

(i)            Each share certificate constituting the Subscriber Shares issued and sold pursuant to this Agreement and the Stock Purchase Agreement and any share certificate issued in replacement thereof shall be stamped or otherwise imprinted with the legends in substantially the form below and transfer restrictions of like effect will be provided by the Company to the Company’s transfer agent, and each Subscriber acknowledges and agrees to such legends, transfer agent instructions and transfer restrictions, on behalf of such Subscriber and each subsequent permitted transferee of such Subscriber:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS, AND MAY NOT BE OFFERED, REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF OR DISTRIBUTED, DIRECTLY OR INDIRECTLY, WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF U.S. PERSONS UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR PURSUANT TO

AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL NOT OFFER, REOFFER, SELL, ASSIGN, TRANSFER, PLEDGE, ENCUMBER OR OTHERWISE DISPOSE OF OR DISTRIBUTE DIRECTLY OR INDIRECTLY THESE SECURITIES IN THE UNITED STATES, ITS TERRITORIES, POSSESSIONS, OR AREAS SUBJECT TO ITS JURISDICTION, OR TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON EXCEPT (A) TO THE COMPANY OR A SUBSIDIARY OF THE COMPANY, (B) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE ACT OR (D) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, INCLUDING RULES 904 AND 905 THEREOF. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF FURTHER AGREES THAT ANY HEDGING TRANSACTIONS INVOLVING THE SECURITIES WILL BE CONDUCTED IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRANSFER AGENT, AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER, IN EACH OF THE FOREGOING CASES, TO REQUIRE DELIVERY OF A CERTIFICATION OF TRANSFER AND OPINION OF COUNSEL IN FORM SATISFACTORY TO THEM. AS USED HEREIN, THE TERMS “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

(ii)           In addition to the legend as set forth in Section 6(a)(i) above, each share certificate constituting the Subscriber Shares issued and sold to a Key Employee pursuant to this Agreement and the Stock Purchase Agreement and any share certificate issued in replacement thereof shall be stamped or otherwise imprinted with the legend in substantially the form below and transfer restrictions of like effect will be provided by the Company to the Company’s transfer agent:

THE SECURITIES EVIDENCED HEREBY ARE FURTHER SUBJECT TO CERTAIN RESTRICTIONS AS CONTAINED IN THAT CERTAIN STOCK PURCHASE AGREEMENT DATED AS OF JULY 8, 2005, BY AND AMONG NAVTEQ B.V., NAVTEQ CORPORATION, PICTURE MAP INTERNATIONAL CO., LTD AND ALL OF THE SHAREHOLDERS OF PICTURE MAP INTERNATIONAL CO., LTD.  A COPY OF THIS AGREEMENT IS AVAILABLE UPON WRITTEN REQUEST MADE TO THE SECRETARY OF NAVTEQ CORPORATION.

(b)           Notice of the Proposed Transfer; Opinion of Counsel.  The Subscriber holding share certificates bearing the restrictive legends set forth in Section 6(a) above and any subsequent permitted transferee of such certificates acknowledges and agrees that prior to any transfer or attempted transfer of the shares represented by such certificates such Subscriber or subsequent permitted transferee will give to the Company (a) written notice describing the manner or circumstances of such transfer or proposed transfer, and (b) an opinion of counsel, in form and substance satisfactory to the Company, to the effect that the proposed transfer of such shares may be effected without registration of such shares under the Securities Act.  Except to the extent required by the Company’s transfer agent, the requirements for an opinion of counsel imposed by this Section 6(b) upon the transferability of any particular shares shall not apply when such shares are sold pursuant to an effective Registration Statement under the Securities Act.  As used in this Section 6(b), the term “transfer” encompasses any sale, transfer or other disposition of any Shares referred to herein.

(c)           Continuing Effect of Lock-Up.  Notwithstanding any registration of the Registrable Shares for resale by the Selling Stockholders pursuant to Section 4 or the availability of any exemption from the registration requirements of the Securities Act that would otherwise permit sale of the Registrable Shares by the Subscriber, the Key Employees of PMI shall not offer to sell, sell, contract to sell, pledge or otherwise transfer or dispose of, directly or indirectly, the Registrable Shares held by such Key Employees in accordance with Section 4.4 of the Stock Purchase Agreement until November 1, 2006 other than in accordance with such Section 4.4.

7.             Miscellaneous

(a)           Entire Agreement.  This Agreement, the Stock Purchase Agreement and the agreements referred to in or contemplated by this Agreement and the Stock Purchase Agreement constitute the entire understanding and agreement among the parties and supersede any and all prior or contemporaneous, oral or written, representations, communications, understandings and agreements among the parties with respect to the subject matter hereof or thereof to the extent inconsistent with or contradictory to this Agreement, the Stock Purchase Agreement or such other agreements.

(b)           Survival of Representations and Warranties.  The representations and warranties of Subscriber contained herein are true and correct as of the date hereof and as of the Closing Date.  If such representations and warranties are not true and correct in any respect as of any date, the undersigned will provide prompt written notice to the Company, specifying which representations and warranties are not true and correct.  The representations, warranties and agreements made by the Subscriber herein shall survive the execution of this Agreement and the closing of the transactions contemplated by this Agreement and the Stock Purchase Agreement.

(c)           Amendment.  The Company shall not amend this Agreement without the written consent of the holders of more than 50% of the Registrable Securities then outstanding.

(d)           Assignment.  Neither this Agreement nor any right or obligation hereunder may be assigned by the Subscriber without the prior written consent of the Company, and any attempted assignment without the required consents shall be void, except to an Affiliate of the Subscriber without limitation.  “Affiliate” means any person that directly or indirectly controls or is controlled by, or is under common control with, another specified person.

(e)           Governing Law.  This Agreement and all disputes arising out of or in connection with this Agreement shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of New York, U.S.A., without giving effect to conflict of law principles.

(f)            Jurisdiction.  Any dispute, controversy or difference arising between the Subscriber and the Company out of or in relation to this Agreement or for the breach thereof shall be resolved exclusively by the federal district courts sitting in New York City, New York, U.S.A.

(g)           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

(h)           Notices. All notices, demands, requests, consents or other communications hereunder shall be in writing and shall be given by personal delivery, by express courier, by registered or certified mail with return receipt requested, or by telex or facsimile, to the receiving party at the address shown below, or to such other address as may be designated by written notice given by any party to the other parties.  Unless conclusively proved otherwise, all notices, demands, requests, consents or other communications hereunder shall be deemed effective upon delivery if personally delivered, five (5) days after dispatch if sent by express courier, ten (10) days after dispatch if sent by registered or certified mail with return receipt requested, or confirmation of the receipt of the facsimile by the recipient if sent by telex or facsimile.

(i)            Captions.  The section headings and captions contained herein are for purposes of reference and convenience only and shall not in any way affect the meaning or interpretation of this Agreement.

(j)            Confidentiality.  No party to this Agreement shall disclose, disseminate or cause to be disclosed the terms and conditions of this Agreement, except insofar as disclosure is reasonably necessary to carry out and effectuate the terms of this Agreement, and insofar as any party is required by law or regulation.

(k)           Language.  The English language shall be the language used for the interpretation of this Agreement.

[Signature Page Follows]

SIGNATURE PAGE
NAVTEQ CORPORATION

SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned Subscriber has executed this Agreement on the date indicated below.

Date:

Name and address
of Subscriber

Type of Entity
(if Subscriber is
not an individual):

Number of Shares
And Purchase Price:

Signature
(individuals):

Signature and
Title of Authorized
Signatory (if
Subscriber is an
Entity):

NAVTEQ Corporation

Subscription Accepted on July 8, 2005

By:

EXHIBIT 1(b)

Korea Investment Securities Co., Ltd.

Dongwon Securities Building, 11th Floor

34-7, Yeouido-dong, Youngdeungpo-gu

Seoul, 150-747, Korea

Attention: Mr. K. H. Kim, International Department

Tel: (82-2) 768-5510

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